Exhibit 10.1
CEA INDUSTRIES INC.
CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made as of July 20, 2026 (or such earlier date on which Consultant begins providing Services to the Company, the “Effective Date”) by and between CEA Industries Inc., a Nevada corporation (the “Company”), and W4 LLC, a Wyoming limited liability company (“Consultant”).
1.Consulting Relationship. During the term of this Agreement, Consultant will provide consulting services to the Company as described on Exhibit A hereto (the “Services”). Consultant represents that Mr. Alex Odagiu (“Odagiu”) has the qualifications, the experience and the ability to perform the Services properly and professionally. Consultant will, and will ensure Odagiu will, use best efforts to perform the Services. Consultant operates an independent enterprise for the provision of Consultant’s specialized services. Consultant is engaged as an independent contractor to provide the specialized interim executive services described in Exhibit A. The scope and expected time commitment for the Services are set forth in Exhibit A and may not be materially increased or modified without the parties’ prior written agreement.
2.Fees. As consideration for the Services that Consultant will provide and Consultant’s other obligations hereunder, the Company will pay to Consultant the amounts specified in Exhibit B hereto at the times specified therein. Consultant acknowledges that Consultant will receive an IRS Form 1099-NEC from the Company, and that Consultant will be solely responsible for all federal, state, and local taxes, as set forth in Section 5 and Section 7(a).
3.Expenses. Consultant will furnish, at Consultant’s expense, the materials, equipment, supplies, and other resources necessary to perform the Services. Company shall pay reasonable, pre-approved expenses that Consultant incurs in performing the Services in accordance with Company’s policies.
4. Term and Termination. Consultant will serve as a consultant to the Company for a period commencing on the Effective Date until at least the appointment of a new Chief Executive Officer of the Company.
Prior to the appointment of a new Chief Executive Officer, the Company may terminate this Agreement only for Cause. Any termination for Cause shall require a good-faith determination by a majority of the members of the Board of Directors then in office, excluding Odagiu, who shall recuse himself from any deliberation and vote regarding such termination.
Upon the appointment of a new Chief Executive Officer, the Board shall review the Interim President role, including whether Odagiu should continue to serve as Interim President under the terms of the Agreement or be engaged as a full time employee as President, and if the Board determines to retain Odagiu as Interim President under this Agreement, whether any adjustments should be made to the scope of the role as specified in Exhibit A in light of the profile, responsibilities and mandate of the new Chief Executive Officer. Following the appointment of a new Chief Executive Officer, either party may terminate this Agreement for convenience upon ten (10) days’ prior written notice; provided that any termination by the Company shall require approval by a majority of the members of the Board of Directors then in office, excluding Odagiu, who shall recuse himself from any deliberation and vote regarding such termination.

During the term of this Agreement, any material change to the scope of the Services, Time Commitment or Fee shall require the prior written agreement of the Board and Consultant.
Consultant may terminate this Agreement upon ten (10) days’ prior written notice if the Company materially breaches this Agreement and fails to cure such breach within such ten (10)-day period.
For purposes of this Agreement, “Cause” means: (i) Consultant’s or Odagiu’s material breach of this Agreement; (ii) Odagiu’s willful and continued failure to substantially perform the duties of Interim President,of the Company, including securing any undisclosed personal profit in connection with any transaction entered into on behalf of the Company; (iii) Consultant’s and/or Odagiu’s misappropriation of any of the Company’s funds, property or Confidential Information; (iv) the commission of fraud, embezzlement, willful misconduct or material acts of dishonesty by Odagiu; or (v) Odagiu’s conviction of, or plea of guilty or no contest to, a felony involving fraud, dishonesty or conduct materially related to the Services. Notwithstanding the above, the Board will not remove Consultant for Cause due to Consultant’s and/or Odagiu’s material breach of this Agreement, Odagiu’s failure to substantially perform the duties of Interim President, or Odagiu’s failure to comply with Company policies and/or written directives made known to him without first providing Odagiu ten (10) days’ written notice and an opportunity to cure, if subject to cure, during that time. Cause shall not include any act or omission approved by the Board or taken in good faith in reasonable reliance on information or advice provided by the Company, its Board, officers, employees, counsel, auditors, accountants, custodians or other professional advisers.
Upon any termination or expiration of this Agreement, Consultant shall be paid all undisputed Fees accrued through the termination date and all reimbursable expenses incurred through such date, in each case in accordance with Exhibit B.
5.Independent Contractor. Consultant’s relationship with the Company (the “Relationship”) will be that of an independent contractor and not that of an employee, associate, joint venture and/or agent. Because Consultant is an independent contractor, Consultant and Odagiu are not entitled to participate in any Company vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining workers’ compensation insurance on Consultant’s behalf.
6.Method of Provision of Services. Consultant will be solely responsible for determining the method, details and manner and means of performing the Services. Notwithstanding, Odagiu shall be the sole person through which the Consultant provides the Services. Consultant will require Odagiu to execute and deliver a copy of the PIIA to the Company.
7.No Authority to Bind Company. Consultant acknowledges and agrees that Consultant and Odagiu have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company. Consultant and Odagiu are not agents of the Company and do not have authority to enter into contracts on Company’s behalf.

8.Withholding. Consultant will have full responsibility for applicable withholding taxes for all amounts paid to Consultant and/or Odagiu under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant’s and/or Consultant’s self-employment, sole proprietorship or other form of business organization, and with respect to the Odagiu, including state worker’s compensation insurance coverage requirements and any U.S. immigration visa requirements.
Consultant will be responsible for taxes imposed on Fees actually received by Consultant under this Agreement.
9.Consultant’s Primary Contact. All of the services to be performed by Consultant, including the Services, will be as agreed between Consultant and the Company’s Board of Directors (the “Primary Contact”). Consultant may be asked to provide status information to the Primary Contact from time to time, upon reasonable notice and request by the Company, concerning the Services performed under this Agreement.
10.Consulting or Other Services. The Company acknowledges that Consultant and Odagiu may provide services to other persons provided that such activities do not materially interfere with the performance of the Services, do not involve the use or disclosure of Company Confidential Information, and are not provided to a Principal Competitor. For purposes of this section, a “Principal Competitor” means any person whose principal business (or a substantial part of its business) is acquiring, holding or trading BNB tokens or BNB derivatives, but shall not be deemed to include YZi Labs Management Ltd. operating company whose principal business is directly competitive with the Company’s BNB digital asset treasury business.
11.Proprietary Information and Invention Assignment Agreement. Consultant will cause Odagiu to sign the PIIA, on or before the Effective Date.
12.    Representations and Warranties. Consultant represents and warrants that Consultant and Odagiu have the requisite skills and ability to complete the Services pursuant to this agreement in a skilled, professional, and timely manner. Consultant further represents and warrants that Consultant operates Consultant’s own business and has complied with all local, state, and federal laws regarding business permits, licenses, and insurance that may be required to perform the Services to be provided under the terms of this Agreement. Consultant will stay current on any required licensures and permits needed to fulfill Consultant’s obligations under this Agreement. Consultant represents and warrants that Consultant and Odagiu will comply with all laws and regulations applicable to Consultant’s performance of the Services, including any obligations to Odagiu imposed by law, contract or otherwise (including all laws relating to the regulation of work and workers).
13     Compliance with Regulatory Obligations.    The Company will be solely responsible for determining and complying with any corporate, securities-law, Nasdaq, Section 16, Form 8-K, proxy, compensation-disclosure or other regulatory obligations arising from Odagiu’s title, appointment or performance of the Services. Unless separately agreed by Odagiu in writing, Odagiu will not be designated as the Company’s principal executive officer or principal financial officer and will not be required to execute any certification reserved for the principal executive officer or principal financial officer.
14.    Export and Sanctions Compliance. Consultant represents, warrants and covenants that Consultant and Odagiu: (a) will comply, and will continue to comply during the term of this

Agreement, with all applicable laws and regulations, including applicable anti-corruption laws and regulations and U.S. and non-U.S. export control laws and regulations, trade sanctions laws and regulations, and laws and regulations prohibiting corrupt practices and/or bribery (collectively, “Export and Sanctions Laws”) and (b) are not the subject of any embargoes, sanctions, trade controls, or investment restrictions imposed, administered, or enforced by the U.S. Department of the Treasury's Office of Foreign Assets Control, the U.S. Commerce Department, the U.S. State Department, Executive Orders by the President of the United States, the United Nations Security Council, the United Kingdom, the European Union or any member thereof. Further, neither Consultant nor Odagiu will, directly or indirectly, export, distribute, provide, or otherwise transfer any Confidential Information (as defined in the PIIA) or product thereof in violation of Export and Sanctions Laws.
15.    Indemnification; D&O Insurance.
(a)The Company shall indemnify Consultant and Odagiu in accordance with the Indemnification Agreement among the Company, Consultant and Odagiu, dated as of July [ ], 2026 (the “Indemnification Agreement”), which shall be executed concurrently with this Agreement, remain in full force and effect, and is incorporated herein by reference. The rights under the Indemnification Agreement are cumulative with, and not in substitution for, any rights under this Agreement, applicable law, the Company’s organizational documents or any D&O insurance policy. The Company shall maintain D&O insurance covering Odagiu in his capacities as director and Interim President during his service, and thereafter for so long as coverage is maintained for similarly situated former directors and officers of the Company, and in any event for the maximum period available under the Company’s applicable D&O insurance policies.
(b)Consultant agrees to indemnify, defend, and hold harmless Company and its affiliates, shareholders, members, successors, managing agents, officers and directors, employees, attorneys, assigns, subsidiaries, agents, licensors, investors, managers, and other affiliated companies, and their employees, contractors, managing agents, agents, investors, and officers and directors (collectively, the “Company Indemnified Parties”), against any claims, judgments, settlements, losses, and expenses (including reasonable attorneys’ fees, expert and other witness costs and fees, costs, penalties, interest, and disbursements) (“Claims”) brought against any Company Indemnified Parties to the extent those Claims are based upon allegations arising out of, or resulting from (i) Consultant’s and/or Odagiu’s violation of any term of this Agreement, including but not limited to Consultant’s and/or Odagiu’s breach of any of the representations and warranties in this Agreement; (iii) Consultant’s and/or Odagiu’s violation of any third party right, including any right of privacy or intellectual property rights;(iv) Consultant’s and/or Odagiu’s violation of any applicable law, rule or regulation; or (v) any claims by Odagiu (including employment related claims, joint employer allegations, claims arising from Consultant’s Assistants related to claims of misclassification (including claims relating to the regulation of work and workers) and worker’s compensation or other on-the-job injury claims; in each case, except to the extent such Claims are the direct result of Consultant’s or Odagiu’s performance at the direction and instruction of the Company. The Company may satisfy such indemnity (in whole or in part) by way of deduction from any payment due to Consultant to the maximum extent permitted by applicable law.
16.Miscellaneous.
(a)Governing Law; Consent to Personal Jurisdiction. The laws of the state of Nevada, without respect to its provisions for conflict of laws, will govern this Agreement. Each party hereby expressly consents to the exclusive personal jurisdiction and venue of the state and federal courts located in Nevada (the “Chosen Courts”) for any lawsuit permitted by this Agreement or arising from or relating to this Agreement or the enforcement or breach thereof, agrees that all claims in respect of any such lawsuit will be heard and decided only in any such Chosen Court, waives any claim of inconvenient forum or other challenge to venue in any such Chosen Court, and agrees not to bring or maintain any such litigation before any tribunal other than the Chosen Courts (except, for clarity, in any proper appeal from a Chosen Court).
(b)Entire Agreement. This Agreement, together with its attachments and exhibits and the PIIA and the Indemnification Agreement, constitutes the entire agreement and understanding of the parties relating to the subject matter herein, and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.
(c)Interaction with Other Agreements. For the avoidance of doubt, nothing in this Agreement or the PIIA amends, supersedes, limits or conflicts with the Cooperation Agreement between the Company and YZi Labs or the confidentiality agreement between the Company and YZi Labs, dated as of June 23, 2026 (the “YZi Labs NDA”). In the event of any conflict concerning rights or obligations addressed in those agreements, those agreements will control; provided that the YZi Labs NDA shall control only with respect to Mr. Odagiu’s actions in his capacity as a Representative (as defined therein) of YZi Labs and not with respect to his actions under this Agreement. For the avoidance of doubt, only disclosures permitted under the Cooperation Agreement or the YZi Labs NDA shall remain permitted, subject to Odagiu’s fiduciary duties and applicable law.
(d)Amendments and Waivers. No amendment to this Agreement will be effective unless in writing signed by both parties to this Agreement. The Company will not be deemed to have waived any rights or remedies it may have in law or equity, nor to have given any authorizations or waived any of its rights under this Agreement, unless, and only to the extent, it does so by a specific writing signed by the Board of Directors or the Chief Executive Officer of the Company. The Consultant will not be deemed to have waived any rights or remedies it may have in law or equity, nor to have given any authorizations or waived any of its rights under this Agreement, unless otherwise approved in writing by the Consultant. No delay or failure to require performance of any provision of this Agreement will constitute a waiver of that provision as to that or any other instance. Any subsequent change or changes in Consultant’s contractual obligations, rights or service fees will not affect the validity or scope of this Agreement.
(e)Successors and Assigns. Neither party will transfer, assign or delegate any right or duty under this Agreement, by operation of law or otherwise, without the prior written consent of the other party, and any attempted transfer, assignment or delegation without such consent will be void and without effect. This Agreement will be binding on each party’s heirs, executors, administrators and other legal representatives, successors and assigns, and will be for the benefit of the other party, its successors, and its assigns.
(f)Notices. Any notice, demand or request required or permitted to be given under this Agreement will be in writing and will be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid. All notices to the Company must be addressed to the Company’s headquarters, care of its Chief Executive Officer. All notices to any other party must be addressed to the most recent address set forth in the Company’s books and records.

(g)Severability. If any provision of this Agreement is deemed to be void or unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of this Agreement will be interpreted as if such provision were so excluded and (iii) the balance of this Agreement will be enforceable in accordance with its terms to the extent permitted by applicable law. If any court or government agency of competent jurisdiction determines that, notwithstanding the terms of this Agreement specifying that the Relationship is that of an independent contractor, Consultant’s provision of services to the Company is not as an independent contractor but instead as an employee under the applicable laws, then solely to the extent that such determination is applicable, references in this Agreement to the Relationship will be interpreted to include an employment relationship.
(h)Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any. This Agreement will be deemed to be the product of all of the parties hereto, and no ambiguity will be construed in favor of or against any one of the parties hereto. The word “including” means “including without limitation.” The word “or” means “and/or.”
(i)Remedies; Fees.     Consultant and Odagiu acknowledge that an actual or threatened material breach of the confidentiality, intellectual property, non-use or restrictive covenant obligations under this Agreement or the PIIA may cause the Company irreparable harm for which monetary damages may be inadequate. The Company may seek injunctive or other equitable relief with respect to any such breach, subject to applicable law, in addition to any other rights or remedies available at law or in equity. Nothing herein shall be deemed an advance waiver of any defense or any applicable bond requirement. If any legal action is brought relating to this Agreement, the party that substantially prevails in a final, non-appealable judgment shall be entitled to recover its reasonable attorneys’ fees and costs.
(j)Advice of Counsel. CONSULTANT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, CONSULTANT SHOULD CONSULT WITH INDEPENDENT LEGAL COUNSEL, CONSULTANT HAS BEEN INFORMED OF ITS RIGHT TO INDEPENDENT COUNSEL, CONSULTANT HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND CONSULTANT HAS READ AND UNDERSTANDS ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.
(k)Counterparts. This Agreement may be executed in any number of counterparts, either manually or electronically, each of which when so executed and delivered will be deemed an original, and all of which together will constitute one and the same agreement. Photographic or facsimile copies of any such signed counterparts may be used in lieu of the original for any purpose. The parties mutually agree to use electronic signature technology to expedite the execution of this Agreement, pursuant to the Electronic Signatures in Global National Commerce Act, the Uniform Electronic Transaction Act, California civil Code Section 1633.7, and/or any other applicable state or local law, and such electronic signatures will be enforceable as if original/handwritten.
(l) Reliance. Odagiu may rely in good faith on information and advice provided by the Board, Company management, counsel, auditors, accountants, custodians and other professional advisers of the Company.

(m)Securities Law Responsibilities. Notwithstanding anything in Exhibit A or elsewhere in this Agreement or the PIIA, during the term of this Agreement, nothing herein shall relieve the Chief Executive Officer or Chief Financial Officer from their respective responsibilities under applicable securities laws, or shift any such executive officer responsibilities to Odagiu. For the avoidance of doubt, during the term of this Agreement, Odagiu shall not be designated as the Company’s principal executive officer or principal financial officer, or be required to execute certifications applicable to either such role, unless separately agreed in writing.
(n)Limitation of Liability. Except in the case of fraud, willful misconduct, infringement of a third party’s intellectual property right(s), a knowing violation of law or an intentional misuse of Confidential Information: (i) the aggregate liability of either Party arising out of or relating to this Agreement or the PIIA will not exceed the aggregate Fees paid or payable under this Agreement; and (ii) neither party will be liable to the other for any indirect, incidental, special, exemplary, punitive or consequential damages, including lost profits or lost opportunities. Nothing in this Section limits the Company’s obligations under Section 12. For the avoidance of doubt, nothing in this Agreement or the PIIA shall modify or limit Odagiu’s duties or liabilities under applicable law in his capacity as a director or officer of the Company.
[Signature Page Follows]

The parties have executed this Agreement as of the Effective Date.

CEA INDUSTRIES INC.

By:    /s/ David Namdar
    (Signature)
Name: David Namdar
Title: Chief Executive Officer
Address: 385 South Pierce Avenue, Suite C, Louisville, CO 80027
Email: [***]@ceaindustries.com

CONSULTANT, W4 LLC

By:    /s/ Alex Odagiu
    (Signature)
Name: Alex Odagiu
Title: Managing Member
Address: [***]
Email:    [***]@yzilabs.com

EXHIBIT A
DESCRIPTION OF SERVICES

1.Services
a.Consultant will provide Alex Odagiu to serve as the “Interim President” of the Company pursuant to the Cooperation Agreement with YZILabs Management Ltd. (“YZILabs”), reporting directly to the Board, with the role, duties, authority and limitations set forth below.
b.In external-facing and ordinary-course business settings, Alex Odagiu will be identified as the Company’s “President”.
2.Scope of Responsibilities
The Interim President will work under the supervision and direction of Consultant, but will have the following role, duties, and authority:
a.Investor Relations: lead as the primary interface of the Company with key investors, strategic partners, and ecosystem stakeholders in relation to BNB and treasury-related initiatives
Excluded Scope List
Notwithstanding anything to the contrary set forth herein, the Nevada Revised Statutes, or the Company’s Articles of Incorporation or Bylaws, Alex Odagiu shall not have any of the duties, powers or authorities set forth below:
a.No day-to-day operations of the Company
b.No authority to bind the Company except as expressly authorized by the Board or delegated in writing
c.No authority to hire, terminate, promote, or set compensation for employees or executives, except as expressly approved by the Board
d.No authority over the Company’s financial reporting, accounting, legal, compliance, or public disclosure functions
e.No authority to approve transactions outside the scope of the Company’s treasury, digital asset investment, and digital asset Strategy Policy and Investment Guidelines
f.No authority to call special meetings of the stockholders or directors under NRS 78.310 or under the Company’s Bylaws (provided that Alex Odagiu shall retain the ability to call special meetings of the directors as a director of the Company pursuant to the Bylaws)
g.No authority to sign certificates for shares of the Company, certify records of the Company, or assign duties to the secretary or other officers of the Company under the Company’s Bylaws
Note: for the avoidance of doubt,
a.subject to advance approval by the Board prior to taking any specific action outside of the permitted scope of responsibilities, the President shall also have the right to advise the Company and its Board on all general business matters and nothing in the “excluded scope list” should be construed as prohibiting the President from providing such general business advice to the Company or the Board.

b.the appointment of a new CEO shall not automatically terminate Alex Odagiu’s role as the Interim President. Upon the appointment of a permanent CEO, the reconstituted Board shall determine: (a) whether to remove the “Interim” qualifier to the “President” title; (b) whether Alex Odagiu will continue to serve as the Interim President or the “President”, as the case may be; and (c) whether any adjustments should be made to the scope of the President role in light of the profile, responsibilities, and mandate of the new CEO.

EXHIBIT B
SERVICE FEES
For the performance of the Services, Company will pay Consultant a monthly fee of Twenty-Five Thousand Dollars ($25,000), pro-rated for partial months (the “Fee”). The Fee will be paid within fifteen (15) days following the end of the month for which such services have been rendered and receipt of invoice from Consultant.
Consultant commits that Alex Odagiu will provide the Services as Interim President for thirty-two (32) hours per week, separate and apart from any other services Mr. Odagiu performs as a member of the Company’s Board of Directors (the “Time Commitment”).

The Fee compensates Consultant solely for the Services provided by Odagiu as Interim President under this Agreement. During the term of this Agreement, Odagiu shall not receive any separate cash compensation, cash retainer, meeting fee, cash bonus or similar cash payment from the Company for his service as a member of the Board of Directors, other than the Fee payable to Consultant under this Agreement. For the avoidance of doubt, Odagiu’s rights to indemnification, D&O insurance coverage, equity compensation and expense reimbursement, in connection with his Board service shall remain separate; provided that no expense shall be reimbursed more than once, whether under this Agreement, in connection with Odagiu’s Board service or otherwise.
The Fee is based, among other things, on the Time Commitment outlined in Exhibit B to the Consulting Agreement. In the event Company or Consultant determine that the Time Commitment is not being fulfilled or is being substantially exceeded on a regular basis, or there is any material change in responsibilities beyond those set forth in Exhibit A upon mutual written agreement, Company and Consultant will negotiate a revision to the Fee in good faith.
Travel and Expense Reimbursement
Consultant will be reimbursed for all properly documented and invoiced travel and expenses reasonably incurred at the request of the Company. All travel will be conducted in accordance with the Company’s Employee Travel Policy. All travel requires the prior approval of the Company. Travel and expense reimbursement will take place on the same schedule as the Fee is paid following submission and receipt of required documentation.

187677165.1

EXHIBIT C

CEA INDUSTRIES INC.
PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

This Proprietary Information and Invention Assignment Agreement (this “Agreement”) is made and entered into as of July 20, 2026 (the “Effective Date”) by and between CEA INDUSTRIES INC., a Nevada corporation (the “Company”) and ALEX ODAGIU (“ODAGIU”) who has been engaged to perform consulting services for the Company (“Consultant”). In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Services; No Conflicts.
(a)Services. Odagiu will render such services as may be required pursuant to Consultant’s independent contractor agreement with the Company entered into on or about the Effective Date (the “Consulting Agreement” and the period of time in which Odagiu is engaged by the Company through Consultant under the Consulting Agreement, the “Relationship”). The services to be rendered by Odagiu under the Consulting Agreement are referred to herein as the “Services” and this Agreement supplements and forms an integral part of the Consulting Agreement. In the event of any conflict between provisions of this Agreement and the Consulting Agreement, this Agreement will govern. In the event of any conflict, the order of precedence will be: first, the Cooperation Agreement and the confidentiality agreement between the Company and YZi Labs, dated as of June 23, 2026 (the “YZi Labs NDA”); second, the Consulting Agreement; and third, this Agreement. This Agreement will control only with respect to confidentiality and intellectual property matters to the extent not inconsistent with the foregoing agreements; provided that the YZi Labs NDA shall control only with respect to Mr. Odagiu’s actions in his capacity as a Representative (as defined therein) of YZi Labs and not with respect to his actions under this Agreement. For the avoidance of doubt, only disclosures permitted under the Cooperation Agreement or YZi Labs NDA shall remain permitted, subject to Odagiu’s fiduciary duties and applicable law.
(b)No Conflicts. Odagiu represents, warrants, and covenants that neither the Relationship, Consultant’s performance of the Services, Odagiu’s execution of this Agreement, nor Odagiu’s performance of its obligations hereunder breach or will breach any agreement or obligation between Odagiu and/or Consultant and any current or previous employer, client or other third party, including any agreement or obligation to keep in confidence proprietary information or materials acquired by Consultant and/or Odagiu prior to or during the Relationship, that may restrict Consultant’s ability to enter into the Relationship or Consultant’s and/or Odagiu’s ability to recruit or engage customers, suppliers or service providers on behalf of the Company, or otherwise relates to or restricts Consultant’s and/or Odagiu’s ability to perform its duties for the Company or any obligation Consultant and Odagiu may have to the Company, and any agreement or obligation relating to non-competition, non-solicitation, nondisclosure, invention agreements and/or fiduciary duties. Odagiu has attached a complete and accurate list of all such agreements or obligations, if any, on Exhibit A attached hereto.

2.Confidential Information.
(a)Definition. “Confidential Information” means (i) any and all data and information of any type whatsoever directly or indirectly related to the Company’s technology, intellectual property, products, candidates, business, assets, finances, operations or business opportunities or the Services, (ii) all Company Inventions (as defined below) and all associated records, (iii) any business information that may be made known to Odagiu in the course of the Relationship, including any such information that the Company has received from others that the Company is obligated to treat as confidential or proprietary including “Personal Information” as such term is defined under the California Privacy Rights Act or any similar applicable law, and any implementing regulations thereunder, and (iv) any and all data and business information created, conceived of, reduced to practice, discovered, developed, generated, accessible, or obtained by or on behalf of Odagiu that contains, reflects, or is derived from any of the foregoing, in each case whether in writing, or in oral, graphic, electronic, tangible, intangible or any other form, and whether disclosed, generated or obtained before or after the date on which the Relationship commenced. Confidential Information does not include information that Odagiu can demonstrate: (i) is or becomes publicly available other than through a breach of an applicable duty; (ii) was lawfully known to Odagiu without restriction before disclosure by the Company; (iii) was independently developed without use of or reference to Confidential Information; (iv) was lawfully received from a third party without breach of a confidentiality obligation; or (v) was approved for release by the Company in writing.
(b)Nondisclosure and Nonuse. Odagiu will, at all times during the Relationship and thereafter, (i) hold all Confidential Information in strictest confidence, (ii) not use or reproduce any Confidential Information, except to the extent necessary to perform the Services, (iii) not disclose or publish any Confidential Information to any person, firm, institution, corporation or other entity (“Person”) without written authorization of the Board of Directors of the Company in each instance; provided, however, that Odagiu is hereby authorized without further Board approval in each instance, to disclose Confidential Information to: (A) YZILabs, or its affiliates, which are subject to the confidentiality agreement entered between YZILabs and the Company on or around June 23, 2026, but only in his capacity as Board Director and only to the extent authorized pursuant to the Cooperation Agreement and/or such confidentiality agreement, B) Odagiu’s and Consultant’s legal, tax, accounting, and insurance advisers who are advised of the confidential nature of the information and are subject to confidentiality obligations with regard to such information at least as stringent as those contained herein and to the extent reasonably necessary to perform Odagiu’s duties as a director of the Company, in each case subject to applicable law and fiduciary duties; and (C) not engage in unauthorized use or disclosure of “Personal Information” as such term is defined under the California Privacy Rights Act or any similar applicable law, and any implementing regulations thereunder. Notwithstanding the foregoing, Odagiu understands that Odagiu is only required to hold in confidence any Confidential Information that is not a trade secret (as defined under applicable law) for the maximum duration permitted by applicable law. Odagiu will immediately give notice to the Company of any unauthorized use or disclosure of any Confidential Information. Odagiu will assist the Company in remedying any such unauthorized use or disclosure of the Confidential Information. Odagiu’s nondisclosure obligations under this Section 2(b) do not apply to the extent that Odagiu is required to disclose information by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction; provided, however, that Odagiu will provide reasonable advance written notice thereof to the Company, consult with the Company with respect to such disclosure, provide the Company sufficient opportunity to object to any such disclosure or to request confidential treatment thereof (if applicable), and cooperate with the Company in objecting to, narrowing the scope of, or obtaining a protective order or confidential treatment of such information.
(c)Third Party Information. Odagiu’s agreements in this Section 2 are intended to be for the benefit of the Company and any third party that has entrusted information or material to the Company in confidence. Odagiu further agrees that, during the term of the Relationship and thereafter, Odagiu will not use or disclose to the Company any confidential, proprietary information or trade secrets of Odagiu’s former or current clients or any other Person, and Odagiu agrees not to bring any such information onto the Company’s property or place of business and/or cause such information to be stored in the Company Facilities and Resources (as defined in Section 2(f) below), in each case without the written consent of such client or Person.
(d)Other Rights. This Agreement is intended to supplement, and not to supersede, any rights the Company may have in law or equity with respect to the protection of trade secrets or confidential or proprietary information.
(e)DTSA Notification. The misappropriation of trade secrets (a form of intellectual property) is a violation of law, like the theft of any property. In addition to state law remedies, the Defend Trade Secrets Act of 2016 (the “DTSA”) enables a trade secret owner to bring a trade secret misappropriation case in federal court. Notwithstanding any other provision of this Agreement to the contrary, pursuant to the DTSA, Odagiu understands that it will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, Odagiu understands that the DTSA generally permits an individual to disclose trade secrets to the individual’s attorney in the course of pursuing a lawsuit where the individual alleges retaliation for reporting a suspected violation of the law (or uses the trade secret information in such lawsuit, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order). The DTSA does not, however, preclude the trade secret owner from seeking breach of contract remedies. Odagiu understands the foregoing is a very generalized summary of the immunity provisions of the DTSA intended to satisfy the notification requirements of the DTSA and that Odagiu is advised to seek legal counsel before disclosing any trade secrets if it intends to seek immunity under the DTSA.
(f)Security and Access; No Expectation of Privacy. Odagiu will (i) comply with all Company security policies and procedures as in force from time to time, including those regarding computer equipment, telephone systems, voicemail systems, facilities access, monitoring, key cards, access codes, Company intranet, internet, social media and instant messaging systems, computer systems, email systems, computer networks, document storage systems, software, data security, encryption, firewalls, passwords and any and all other Company facilities, IT resources, and communication technologies (“Company Facilities and Resources”), (ii) not access or use any Company Facilities and Resources except as authorized by the Company, and (iii) not access or use any Company Facilities and Resources in any manner after the termination of the Relationship by the Company, whether termination is voluntary or involuntary. Odagiu will notify the Company promptly in the event Odagiu or any of its personnel learns of any violation of the foregoing by others, or of any other misappropriation or unauthorized access, use, reproduction or reverse engineering of, or tampering with any Company Facilities and Resources or other Company property or materials by others. Odagiu further acknowledges and agrees that (A) Odagiu has no expectation of privacy with respect to the Company Facilities and Resources and that Odagiu’s activity and any files or messages on or using any of those systems may be monitored or reviewed at any time without notice, and (B) the Company Facilities and Resources and any physical property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, are subject to inspection by Company personnel at any time with or without notice.
(g)Government and Regulatory Communications. Nothing in this Agreement prohibits or restricts Odagiu from communicating directly with, reporting possible violations of law to, filing a charge or complaint with, responding to an inquiry from, participating in an investigation or proceeding conducted by, or otherwise providing information to the SEC, Department of Justice, Congress, any inspector general or any other governmental or regulatory authority, but only after notifying the Company that it intends to do so providing it with enough time to seek a protective order, to the extent not prohibited by law.
3.Inventions.
(a)Definitions.
(i)“Company Inventions” means any and all (A) deliverables provided to the Company by Odagiu during the Relationship and (B) Inventions derived by Odagiu (1) for the Company in connection with the Services, (2) directly resulting from the performance of the Services or from use of the Company Property, or (3) during the term of the Relationship that relate specifically to any of the Company’s actual or proposed businesses, products, services, research, or development; provided, however, that "Company Inventions" shall in no event include: (i) any Invention conceived, developed, or reduced to practice entirely on Odagiu's own time and without use of any Company Property; (ii) any Invention created by Odagiu at the direction of, or primarily for the benefit of, YZi Labs in its capacity as investor under the Cooperation Agreement, including any investment analysis, portfolio strategy, or deal evaluation work product, so long as such Invention was not developed with the use of, reliance upon, or reference to any Company Property or Company Confidential Information; or (iii) any general methods, frameworks, or know-how developed by Odagiu that are not specific to the Company's proprietary technology, data, or trade secrets, and do not use any Company Property, even if developed during the term of the Relationship.
(ii)“Company Property” means any and all property and resources of the Company, including Company Facilities and Resources, the Company’s products, and the Confidential Information.
(iii)“Odagiu IP” means any and all Inventions that (A) Odagiu or any of his personnel own or control or in which Odagiu or any of its personnel have or may have an interest on or after the Effective Date and (B) are not Company Inventions.
(iv)“Derived” or “derived” means acquired, obtained, conceived, reduced to practice, developed, created, synthesized, designed, derived or resulting from, based upon or otherwise generated (whether directly or indirectly, or solely or jointly with others, or in whole or in part).
(v)“Intellectual Property Rights” means any and all patent rights, copyrights, Moral Rights (as defined below), rights in trademarks, rights in domain names, trade secret and know-how rights, and any other form of intellectual property rights recognized in any jurisdiction throughout the world, including any applications and registrations for any of the foregoing and the right to claim priority thereto anywhere in the world.
(vi)“Inventions” means any and all discoveries, inventions (whether or not protectable under patent laws), developments, processes, techniques, formulas, improvements, works of authorship, software, devices, systems, information or data, know-how, ideas, mask works, trade secrets, trademarks, service marks, trade names, trade dress or other technology, works, materials, items, intellectual property or results.
(vii)“Moral Rights” means any and all rights to claim authorship to or to object to any distortion, mutilation or other modification or other derogatory action in relation to a work, whether or not such action would be prejudicial to the author’s reputation, and any similar rights, existing under common or statutory law of any country in the world or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right.”
(b)Ownership. Odagiu hereby irrevocably assigns, conveys and transfers to the Company, or its designee, all right, title and interest in and to the Company Inventions and all associated records, together with all Intellectual Property Rights embodied therein or related thereto, with the right to bring actions and recover damages for any past, present, or future infringement, misappropriation, or violation of such Intellectual Property Rights.
(c)Non-Assignable Rights. To the extent Odagiu cannot or does not assign any of the rights, title and interest (including Intellectual Property Rights) in and to the Company Inventions to the Company, or if the Company Inventions are not owned by the Company on or after the Effective Date, then Odagiu hereby grants to the Company, for no further consideration, an exclusive (even with respect to Odagiu), unrestricted, royalty-free, worldwide, perpetual, transferable, irrevocable license (with the right to grant sublicenses through multiple tiers) to make, have made, use, offer for sale, sell, import, reproduce, create derivative works based upon, publicly distribute, publicly perform, publicly display, and otherwise exploit the Company Inventions. Further, to the extent Odagiu cannot or does not assign or license any of the rights, title and interest (including Intellectual Property Rights) in and to the Company Inventions to the Company (whether on or after the Effective Date), Odagiu irrevocably waives, and agrees not to assert against the Company (including any successor in interest), its affiliates, and its and their respective officers, directors, employees, agents, suppliers, vendors, customers and (sub)licensees, to the fullest extent permissible pursuant to applicable laws, such non-licensable rights, title and interest and consent to any action of the Company (or any Person authorized by the Company) that would violate such non-licensable rights, title and interest.
(d)Waiver of Moral Rights. Without limiting Section 3(c) above, Odagiu irrevocably waives, and agrees not to assert against the Company (including any successor in interest), its affiliates, and its and their respective officers, directors, employees, agents, suppliers, vendors, customers and (sub)licensees, to the fullest extent permissible pursuant to applicable laws, any and all Moral Rights in and to the Company Inventions.
(e)Odagiu IP. Odagiu acknowledges and agrees that if, during the term of the Relationship, Odagiu or its personnel use any Odagiu IP, or Odagiu or its personnel include any Odagiu IP in any product or service of the Company, or Odagiu’s rights in any Odagiu IP may block or interfere with, or may otherwise be required or reasonably necessary or useful for, the exercise or exploitation by the Company of any rights in the Company Inventions or other rights assigned to the Company under this Agreement, then Odagiu will promptly so inform the Company in writing.

Whether or not Odagiu gives such notice, Odagiu hereby grants to the Company, for no further consideration, an unrestricted, royalty-free, worldwide license (with the right to grant sublicenses through multiple tiers) to make, have made, use, offer for sale, sell, import, reproduce, create derivative works based upon, publicly distribute, publicly perform, publicly display, and otherwise exploit all such Odagiu IP.
(f)Maintenance of Records. Odagiu will keep and maintain adequate and current written records of all Company Inventions, which will be and remain the property of the Company, and will not remove such records from the Company’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company’s business. Odagiu will promptly furnish, describe, and disclose to the Company all Company Inventions.
(g)Further Assurances. For no additional consideration, Odagiu will execute all papers (including assignments) and do all things required, in the Company’s sole discretion, in order to evidence, perfect, obtain, protect, defend, convey and enforce the rights of the Company in the Company Inventions (including all Intellectual Property Rights embodied therein or related thereto). Odagiu irrevocably designates and appoints the Company and its duly authorized officers and agents as Odagiu’s agent and attorney in fact, to execute documents or take any lawfully permitted action to evidence, perfect, obtain, protect, defend, convey and enforce the rights of the Company in the Company Inventions (including all Intellectual Property Rights embodied therein or related thereto) that Odagiu is unable or unwilling to perform, all with the same legal force and effect as if Odagiu executed such document; provided that the Company shall provide Odagiu with at least ten (10) business days’ prior written notice before exercising this power of attorney with respect to any specific action, during which period Odagiu may elect to perform such action directly. The foregoing is deemed a power coupled with an interest and is irrevocable.
(h)No Challenges. Odagiu will not challenge, or perform any actions that would affect, the validity or enforceability of the Company Inventions or the Intellectual Property Rights associated therewith, or the ownership by the Company (or its designee(s)) of the Company Inventions or the Intellectual Property Rights associated therewith.
4.Company Property; Returning Company Documents; Termination Certification. Any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. At the time of termination of the Relationship or within five (5) days of the Company’s request, Odagiu will (a) deliver to the Company (and will not keep in Odagiu’s possession, recreate or deliver to anyone else) (i) any and all Company Inventions and (ii) any and all Company-provided equipment, including, computers, laptops, iPads, tablets, cell phones, e-mails, cloud-based storage, encryption keys, tokens, passwords, account information, and other electronic storage devices and (b) return or destroy, at the Company’s election, any and all Confidential Information in Odagiu’s possession and any and all materials containing or summarizing any Confidential Information or Company Inventions in Odagiu’s possession (including such materials contained on Odagiu’s personal computers, laptops, iPads, tablets, cell phones, e-mail, cloud-based storage, encryption keys, tokens, passwords, account information, or other electronic storage devices). In the event of the termination of the Relationship for any reason, Odagiu will sign and deliver the Termination Certification attached hereto as Exhibit B; provided, however, Odagiu’s failure to sign and deliver the Termination Certification will in no way diminish Odagiu’s continuing obligations under this Agreement.
5.Restrictive Covenants.
(a)Employees. During the term of the Relationship, and for a period of six (6) months immediately following the termination of the Relationship for any reason, whether with or without Cause, Odagiu will not, either directly or indirectly, solicit (including by recruiting or otherwise making efforts to hire) any employee or consultant of the Company to leave the Company.
(b)Customers. During the term of the Relationship, Odagiu will not, either directly or indirectly solicit any investor or customer of the Company to cease or reduce the extent to which it is doing business with or invested in the Company, as applicable. In addition, Odagiu acknowledges that the Company has valuable trade secrets (as defined by applicable law from time to time) to which Odagiu may have access during the term of the Relationship. Odagiu understands that the Company intends to vigorously pursue its rights under applicable trade secrets law as the circumstances warrant.
6.No Change to Duration of Relationship. This Agreement does not alter, amend or expand upon any rights Odagiu may have under any existing agreements between the Company and Consultant, including the Consulting Agreement, or under applicable law.
7.Representations and Covenants.
(a)Facilitation of Agreement. Odagiu will execute promptly, both during and after the end of the Relationship, any proper oath, and to verify any proper document, required to carry out the terms of this Agreement, upon the Company’s written request to do so.
(b)Voluntary Execution. Odagiu acknowledges and agrees that Odagiu has carefully read all of the provisions of this Agreement, that Odagiu understands and has voluntarily accepted such provisions, and that Odagiu will fully and faithfully comply with such provisions.
8.Miscellaneous.
(a)Governing Law; Consent to Personal Jurisdiction. The laws of the state of Nevada, without respect to its provisions for conflict of laws, will govern this Agreement. Each party hereby expressly consents to the exclusive personal jurisdiction and venue of the state and federal courts located in Nevada (the “Chosen Courts”) for any lawsuit permitted by this Agreement or arising from or relating to this Agreement or the enforcement or breach thereof, agrees that all claims in respect of any such lawsuit will be heard and decided only in any such Chosen Court, waives any claim of inconvenient forum or other challenge to venue in any such Chosen Court, and agrees not to bring or maintain any such litigation before any tribunal other than the Chosen Courts (except, for clarity, in any proper appeal from a Chosen Court).
(b)Entire Agreement. This Agreement, together with its attachments and exhibits and the Consulting Agreement, constitutes the entire agreement and understanding of the parties relating to the subject matter herein, and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.
(c)Amendments and Waivers. No amendment to this Agreement will be effective unless in writing signed by both parties to this Agreement. The Company will not be deemed to have waived any rights or remedies it may have in law or equity, nor to have given any authorizations or waived any of its rights under this Agreement, unless, and only to the extent, it does so by a specific writing signed by the Board of Directors or the Chief Executive Officer of the Company. No delay or failure to require performance of any provision of this Agreement will constitute a waiver of that provision as to that or any other instance. Any subsequent change or changes in Consultant’s and/or Odagiu’s contractual obligations, rights or service fees will not affect the validity or scope of this Agreement.
(d)Successors and Assigns. Odagiu will not transfer, assign or delegate any right or duty under this Agreement, by operation of law or otherwise, without the prior written consent of the Company, and any attempted transfer, assignment or delegation without such consent will be void and without effect. The Company may freely transfer, assign, or delegate this Agreement or any rights or duties thereunder, in whole or in part, without the consent of Odagiu. This Agreement will be binding upon Odagiu’s heirs, executors, administrators and other legal representatives, successors and assigns, and will be for the benefit of the Company, its successors, and its assigns.
(e)Notices. Any notice, demand or request required or permitted to be given under this Agreement will be in writing and will be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid. All notices to the Company must be addressed to the Company’s headquarters, care of its Chief Executive Officer. All notices to any other party must be addressed to the most recent address set forth in the Company’s books and records.
(f)Severability. If any provision of this Agreement is deemed to be void or unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of this Agreement will be interpreted as if such provision were so excluded and (iii) the balance of this Agreement will be enforceable in accordance with its terms to the extent permitted by applicable law. If any court or government agency of competent jurisdiction determines that, notwithstanding the terms of the Consulting Agreement specifying Consultant’s and/or Odagiu’s Relationship with the Company as that of an independent contractor, Consultant’s and/or Odagiu’s provision of services to the Company is not as an independent contractor but instead as an employee under the applicable laws, then solely to the extent that such determination is applicable, references in this Agreement to the Relationship between Consultant and/or Odagiu; and the Company will be interpreted to include an employment relationship.
(g)Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any. This Agreement will be deemed to be the product of all of the parties hereto, and no ambiguity will be construed in favor of or against any one of the parties hereto. The word “including” means “including without limitation.” The word “or” means “and/or.”
(h)Remedies; Fees. Odagiu acknowledges and agrees that Odagiu’s violation of this Agreement may cause the Company irreparable harm, and therefore Odagiu agrees that the Company will be entitled to seek extraordinary relief in court, including temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security (or, where such a bond or security is required, Odagiu agrees that a $1,000 bond will be adequate), in addition to and without prejudice to any other rights or remedies that the Company may have for a breach of this Agreement. Odagiu will notify the Company in writing immediately upon its becoming aware of any such breach or threatened breach. Further, Odagiu hereby waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach. If any legal action (including an action for arbitration or injunctive relief) is brought relating to this Agreement or the breach or alleged breach hereof, the prevailing party in any final judgment or arbitration award in any such action will be entitled to receive from the other party the reasonable attorneys’ fees (and all related costs and expenses), and all other costs and expenses paid or incurred by such prevailing party in connection with such action or proceeding and in connection with enforcing any judgment or order with respect to such matter.
(i)Advice of Counsel. ODAGIU ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, ODAGIU SHOULD CONSULT WITH INDEPENDENT LEGAL COUNSEL, ODAGIU HAS BEEN INFORMED OF ITS RIGHT TO INDEPENDENT COUNSEL, ODAGIU HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND ODAGIU HAS READ AND UNDERSTANDS ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.
(j)Counterparts. This Agreement may be executed in any number of counterparts, either manually or electronically, each of which when so executed and delivered will be deemed an original, and all of which together will constitute one and the same agreement. Photographic or facsimile copies of any such signed counterparts may be used in lieu of the original for any purpose. The parties mutually agree to use electronic signature technology to expedite the execution of this Agreement, pursuant to the Electronic Signatures in Global National Commerce Act, the Uniform Electronic Transaction Act, California civil Code Section 1633.7, and/or any other applicable state or local law, and such electronic signatures will be enforceable as if original/handwritten.
[Signature page follows]

The parties have entered into this Agreement as of the Effective Date.

CEA INDUSTRIES, INC.

By:    /s/ David Namdar
    (Signature)
Name: David Namdar
Title: Chief Executive Officer
Address: 385 South Pierce Avenue, Suite C, Louisville, CO 80027
Email:     [***]@ceaindustries.com

ALEX ODAGIU

By:    /s/ Alex Odagiu
    (Signature)
Name: Alex Odagiu
Title: N/A
Address: [***]
Email:     [***]@yzilabs.com

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EXHIBIT A
LIST OF CONFLICTING AGREEMENTS OR OBLIGATIONS
The following is a list of all agreements or obligations, if any, with a current or former client, employer, or any other Person, that may restrict Odagiu’s ability to enter into the Relationship with the Company or Odagiu’s ability to recruit or engage customers or service providers on behalf of the Company, or otherwise relate to or restrict Odagiu’s ability to perform the Services for the Company or any obligation Odagiu may have to the Company:

Title (if not prohibited from disclosing)	Date	Identifying or Brief Description

Except as indicated above on this exhibit, Odagiu has no conflicting agreements or obligations to disclose pursuant to this Agreement.
___ Additional sheets attached
Signature of Mr. Odagiu:
Print Name:
Date:

EXHIBIT B
TERMINATION CERTIFICATION
This Termination Certification certifies that Odagiu does not have in Odagiu’s possession, nor has Odagiu failed to (a) return to the Company (as defined below) or destroy any Confidential Information (as defined in the Agreement (as defined below)), (b) furnish to the Company all Company Inventions, or (c) return to the Company any and all other works of authorship, domain names, original registration certificates, photographs, negatives, digital images, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items, including such items contained on Odagiu’s personal computers, laptops, iPads, tablets, cell phones, e-mail, cloud-based storage, or other electronic storage devices, belonging to CEA INDUSTRIES INC., a Nevada corporation, its subsidiaries, affiliates, successors or assigns (collectively, the “Company”).
Odagiu further agrees that (i) Odagiu has read, understands and has complied with all the terms of the Company’s Proprietary Information and Invention Assignment Agreement signed by Odagiu (the “Agreement”), including the reporting of any Odagiu IP and Company Inventions (each as defined therein), and (ii) Odagiu acknowledges and will comply with Odagiu’s continuing obligations under the Agreement.
Odagiu further agrees that, in compliance with the Proprietary Information and Invention Assignment Agreement, Odagiu will preserve as confidential all trade secrets and Confidential Information in accordance with the Agreement and applicable law.
Odagiu further agrees that for twelve (12) months from the date of this Termination Certification, Odagiu will not either directly or indirectly use Confidential Information or Company trade secrets to solicit (including by recruiting or otherwise making efforts to hire) any employee of the Company to leave the Company.
Odagiu acknowledges that the Company has valuable trade secrets (as defined by applicable law from time to time) to which Odagiu has had access. Odagiu understands that the Company intends to vigorously pursue its rights under applicable trade secrets law as the circumstances warrant.
[Signature page follows]
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Date:        ALEX ODAGIU:

(Print Name)

(Signature)

Email:
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